Exhibit 99-B.4.23

                    Aetna Life Insurance and Annuity Company
                       Customer Relations Department, PFSD
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123

                              Herein called Aetna.

                            Group Annuity Certificate


This Certificate describes the Group Annuity Contract issued to the Contract Holder to meet the liabilities of its Deferred Compensation Plan. All data shown here is taken from Aetna records and is based upon information furnished by the Contract Holder.

The Certificate replaces any and all certificates, riders or amendments thereto issued under the stated Contract and Certificate number.

See the inside page of this Certificate for a summary of other Contract provisions.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

The Contract Holder may cancel this Certificate within 10 days of receiving it, by returning it along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after receiving the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Account.


             /s/ George N. Gingold                    /s/ Dean E. Wolcott
             Secretary                                President








             ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


GDCC-HF                                                        39362
                                                               Cat. 711926
                                                               PRINTEDIN U.S.A.
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                                              SPECIFICATIONS

























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PLAN


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CONTRACT HOLDER                                  GROUP ANNUITY CONTRACT NO.


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PARTICIPANT                                      CERTIFICATE NO.


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                          Summary of Certain Provisions
                          of the Group Annuity Contract


1. GENERAL. Subject to the specific terms of the Plan identified on the Specifications Page, Aetna will pay the Contract Holder (or the Participant if so directed by the Contract Holder), an Annuity commencing on the Participant's retirement date. The Plan determines the retirement date and the amount and terms of payment of the Annuity.

      All rights in the Contract rest with the Contract Holder, or authorized designee of the Contract Holder (as allowed by law). The rights of the Participants are described in the Plan.

2. MISSTATEMENT AND ADJUSTMENTS. If Aetna finds the age of the payee to be misstated, the correct facts will be used to adjust payments.

3. VARIABLE BENEFITS - SEPARATE ACCOUNT. The dollar amount of variable payments or values shall be computed by multiplying the number of Fund(s) Record Units by the Fund(s) Record Unit Value. The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. Calculations to determine the Net Return Factor include deductions from investment resulting totaling 1.25% on an annual basis for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed .25% on an annual basis. An annual maintenance fee may be deducted from account reserves.

      The dollar value of Fund(s) Record Unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

4. SURRENDER FEE. Any amount paid in a lump sum as a surrender under the terms of the Contract may be reduced by a Surrender Fee. During the first 5 years, the Surrender Fee will be 5%. Amounts surrendered after the first 5 years may be subject to a lesser fee. Further details may be found in Parts III, V and VI of the Contract.

5.    BENEFICIARY. The beneficiary shall be the Contract Holder.

6. EXAMINATION OF GROUP CONTRACT. The Contract Holder will inform the Participant as to when and where the Group Contract may be examined.






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                    Aetna Life Insurance and Annuity Company
                       Customer Relations Department, PFSD
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123



                            Group Annuity Certificate

             ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT











GDCC-HF